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                                                                   EXHIBIT 10.19


                         SEVERANCE AND RELEASE AGREEMENT

         This Severance and Release Agreement (this "Agreement") is made and entered into effective as of March 1, 2000 by and among Bennett Klein, a resident of the State of Texas ("Employee"), and CT. Holdings, Inc., a Delaware corporation ("CT").

                                    RECITALS

         Employee is presently employed by CT and serves as an officer of CT. The continuation of the employment and officer relationships is no longer desired by Employee or CT.

         Employee and CT mutually wish to fully and finally resolve any potential or existing disputes arising out of the employment and other relationships among Employee and CT.

         Employee agrees and acknowledges that CT has special expertise in its businesses that has enabled it to provide unique career opportunities for its employees, and its growth depends, to a significant degree, on its possession of certain information that may not be available to its competitors concerning a number of matters, including, but not limited to, the computer security software business. To obtain such information and use it successfully, CT has made significant investments in research, business development, quality assurance, customer satisfaction methods and techniques, manufacturing and business process improvements and other developments in marketing methods and providing services to their customers.

         Employee agrees and acknowledges that a covenant not to compete and a restriction on disclosure of confidential information is essential to the continued growth and stability of CT's businesses and to the continuing viability of such businesses as expressly permitted under the terms and limitations of this Agreement.

         NOW, THEREFORE, in consideration of the mutual acts, payments and promises described and agreed to be performed herein, Employee and CT agree as follows:

         1. RESIGNATION. Employee hereby tenders his resignation from all positions that he holds with CT and its subsidiaries and affiliates, which will be effective on March 1, 2000 (such date being referred to as the "Resignation Date"). CT accepts Employee's resignations as of the Resignation Date.

          2. SEVERANCE FROM EMPLOYMENT AND TERMINATION OF EMPLOYMENT AGREEMENT. It is understood and agreed that with the full and complete agreement of Employee, Employee's employment by, and status as an officer of, CT will cease as of the Resignation Date. Except as otherwise expressly provided for herein, as of the Resignation Date, Employee shall cease to accrue any rights under any pension or compensation plan of CT (including, without limitation, any stock option plan, grant or agreement, except as set forth in this Agreement). CT and Employee further agree that the Employment Agreement dated as of January 5, 1998, between CT and Employee (the "Employment Agreement") shall be terminated in all respects effective as of the Resignation Date, and the parties shall have no further obligations or liabilities arising under or related to the Employment Agreement or any other oral or written agreement between CT and Employee, except as set forth in this Agreement.

         3. PAYMENT OF WAGES AND EARNED BENEFITS. Employee will be paid all wages, vacation and sick pay to which Employee is entitled as of the Resignation Date, and further acknowledges that he will be fully paid for all hours worked with the exception of outstanding expense reimbursements and other payments set forth below. Until the Resignation Date, CT will continue to pay Employee at his annualized salary level, payable in accordance with CT's standard payroll practices. Employee will be entitled to medical and dental benefits on the same terms and conditions as provided to Employee immediately prior to


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the Resignation Date through March 31, 2000. Beginning April 1, 2000, Employee shall have the option to elect up to eighteen (18) months of continuation coverage under the Employer's group health care plan, at Employee's expense, as provided by COBRA.

         4. PAYMENTS TO EMPLOYEE. Pursuant to the terms of the Employment Agreement, Employee was granted the option to purchase 300,000 shares of CT common stock. Employee and CT acknowledge that as of the Resignation Date 216,658 of such shares have vested. In consideration of this Agreement (including, without limitation, the covenants and agreements made in Sections 6, 7 and 8), CT shall accelerate the vesting of the remaining options to purchase up to 83,342 shares of CT common stock and shall waive the exercise price of such options. Such certificate shall be delivered to Employee within fifteen days of the Resignation Date.

         5. CONSULTING ARRANGEMENT. Notwithstanding the mutual agreement to terminate Employee's employment with CT provided for pursuant to the terms of this Agreement, Employee agrees to cooperate with and assist CT in its efforts to license its technology and or sale its technology or assets. This cooperation will be limited to assisting in leads or contacts.

         6. NON-COMPETITION AGREEMENT. Employee understands that during the course of his employment by CT, Employee has had access to and the benefit of the information referred to in the Recitals above, and represented CT and developed contacts and relationships with other persons and entities on behalf of CT, including but not limited to customers, potential customers and other employees of CT. To protect CT's interest in this information and in these contacts and relationships and in consideration of the promises made by CT in this Agreement, Employee agrees and covenants that for a period beginning on the Resignation Date and ending on the third anniversary of the Resignation Date, without the prior written approval of CT, Employee will not, in connection with any business that is engaged in, or is about to be engaged in, by CT as of the date of execution of this Agreement, directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than the ownership of less than 5% of the issued and outstanding securities of an entity): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the twelve month period immediately preceding the date of any such activity was, an employee of CT or its affiliates; or (b) conduct or assist others in conducting any business or activity that competes directly with CT's current products in the United States, or its territories or possessions or Mexico, the United Kingdom, France or Japan.

         Employee understands and agrees that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of CT and its affiliates. Employee further agrees that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

         If Employee violates the restrictive covenants of this Section 6 and CT brings legal action for injunctive or other relief, CT shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief in the event CT is successful in its actions. Accordingly, Employee agrees that the regularly scheduled expiration date of such covenant shall be extended by the same amount of time that Employee is determined to have violated such covenant.

         7. CONFIDENTIALITY. Employee acknowledges that he has learned Confidential Information (as defined below) relating to the business of CT, its subsidiaries and affiliates. In consideration of the promises made in this Agreement by CT, Employee agrees that he will not disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of CT. As used in this Section 7, "Confidential Information" shall mean information disclosed to or known to Employee as a direct


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or indirect consequence of or through his employment with CT, about the business of CT, its subsidiaries and affiliates, CT's methods, business plans, operations, products, processes and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, supply and services resources, names and addresses of clients, CT's contacts, names of professional advisors, and all other information pertaining to clients and suppliers of CT's business, including, but not limited to, assets, business interests, personal data and all other information pertaining to CT's business, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee had access or will have access during the period of his employment with or consulting for CT, for which there is any reasonable basis to be believed is, or which appears to be treated by CT as Confidential Information, shall be presumed to be Confidential Information hereunder. Confidential Information shall not, however, include information that (a) is publicly known or becomes publicly known through no fault of Employee, or (b) is generally or readily obtainable by the public, or (c) constitutes general skills, knowledge and experience acquired by Employee during his employment with CT. This provision shall terminate with respect to a particular portion of the Confidential Information when (i) (a) it enters the public domain through no fault of Employee, (b) it is in Employee's possession free of any confidentiality obligation, or (c) it was developed independently of and without reference to any Confidential Information or other information disclosed in confidence to any third party; or (ii) when it is communicated to a third party free of any confidentiality obligation; or (iii) in any event, three years after communication.

         Employee agrees that all documents of any nature pertaining to activities of CT, or that include any Confidential Information, in his possession now or at any time during the term of his employment with or consulting for CT, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and shall be the property of such entity. All copies of such Confidential Information in Employee's possession shall be surrendered to the appropriate entity on the Resignation Date and upon termination of his consulting services to CT, as applicable.

         8. INVENTIONS AND DEVELOPMENTS. Employee represents and warrants that he has notified CT of all discoveries, inventions, innovations, improvements, and copyrightable or potentially copyrightable works which are related to the business of CT, its subsidiaries and affiliates (collectively called "Developments") and are conceived or developed, either in whole or in part, by Employee during the term of Employee's employment with or consulting for CT. Developments shall include, without limitation, any or all intellectual properties related to the business of CT, its subsidiaries and affiliates. All Developments, including but not limited to all written documents pertaining thereto, shall be the exclusive property of CT and shall be considered Confidential Information subject to the terms of this Agreement.

         Employee hereby assigns to CT all of Employee's rights, title and interest in and to the property described below and relating to the business of CT, its subsidiaries and affiliates that has been, is, or is about to be engaged in by CT, its subsidiaries and affiliates, if any, whether now owned or hereafter arising or acquired (collectively the "Intellectual Property"), including:

         (a) All patents issued by the United States, any other country, or any political subdivisions thereof ("Patents"), all registrations and recordings thereof ("Patent Registrations"), and all applications for patents of the United States, any other country, or any political subdivisions thereof ("Patent Applications"), including, without limitation, all provisional patent applications and all reissues, divisionals, continuations, continuations-in-part or extensions of any Patent, Patent Registration, or Patent Application, and any license or other agreement now in existence granting to Employee any right to use or practice any invention, and any other proprietary and confidential information, inventions (whether patented or patentable or not), technical


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information, procedures, designs, drawings, know-how, software databases, data, expertise, processes, models, materials, and royalty payments;

         (b) All trademarks, trade names, corporate names, company marks, business names, fictitious business names, trade dress, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature ("Trademarks"), all registrations and recordings thereof ("Trademark Registrations"), and all applications in connection therewith ("Trademark Applications"), including, without limitation, Trademark Registrations and Applications in the United States, any other country, or any political subdivision thereof, including, without limitation, all reissues, extensions or renewals thereof, and any license or other agreement now in existence granting to Employee any right to use any of the foregoing, all rights in Intellectual Property, logos, trade names, service marks, trade secrets, permits and licenses and the goodwill of the business associated therewith;

         (c) All copyrights (including, without limitation, copyrights for computer programs and data bases) and all tangible property embodying any copyright, and all applications, permits, licenses and sublicenses and other rights in connection therewith, and all registrations and recordations thereof, and all reissues, extensions, and renewals thereof;

         (d) All domain names and all rights of access, control, and programming thereto; and Employee shall cooperate in transferring: (1) the administrative and billing contacts for said domain names to the designee of CT's choice and shall execute all papers required by Network Solutions for such transfer; and
(2) all passwords or other requirements necessary to control, program, or otherwise modify or access websites associated with said domain names; and

         (e) All general intangibles of every nature, including, without limitation, all trade secrets, all rights of actions accrued and to accrue under and by virtue thereof, including the right to sue and recover for past infringement of any Intellectual Property or other right, books, correspondence, customer listings, licenses, permits, records, and other papers and documents in the possession or control of Employee, claims, choses in action, judgments, all rights under all contracts and agreements, all amounts received as an award in or settlement of a suit in damages, cash, deposit accounts, interest in joint ventures or general or limited partnerships and in any event, all general intangibles within the meaning of the Uniform Commercial Code in effect in any applicable jurisdiction.

         Employee agrees that within seven (7) days of any request from CT, he shall execute all requested assignments and conveyances necessary to vest in CT any and all rights, title and interest that he may hold in and to the Intellectual Property. Employee agrees that when appropriate, and upon written request of CT Employee will acknowledge that Developments and Intellectual Property are "works for hire," and will sign documentation reasonably necessary to evidence ownership of Developments and Intellectual Property in CT. Employee agrees to cooperate fully with CT, at the expense of CT, in connection with the preparation, filing, and prosecution of any and all Trademark Applications, Patent Applications, and copyright registration applications, whether previously or hereinafter filed, in any country, with regard to any or all Developments and Intellectual Property. Employee agrees to cooperate fully with CT, at the expense of CT, in connection with the maintenance and retention by CT of any and all Trademark Registrations, Patent Registrations, copyright registrations, and domain name registrations, whether now owned by CT or hereinafter acquired, in any country, with regard to any or all Developments and Intellectual Property. Employee further agrees to cooperate with and assist CT at the expense of CT in the prosecution or defense of any litigation involving any Intellectual Property claimed by CT, including providing truthful testimony as a witness upon reasonable request.

         All costs of documentation, recordation or transfer of title related to the assignment of this Section 8 shall be borne by CT. Employee shall execute all appropriate documents reasonably required to effectuate


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the assignment of this Section 8 in a timely manner, so long as said documents are consistent with the terms of this Agreement.

         9. COMPLETE RELEASES. In consideration of the promises made in this Agreement, Employee, on behalf of himself, his affiliates, trustees, agents, and servants, their predecessors, successors, heirs, assigns and insurers (or anyone claiming through any such individuals), irrevocably, unconditionally and fully RELEASES, ACQUITS, and FOREVER DISCHARGES CT and its past and present parents, subsidiaries, divisions, affiliates, partners, shareholders, directors, officers, attorneys, accountants, trustees, agents, servants, employees and representatives, their predecessors, successors, assigns and insurers, from ANY and ALL charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts), whether known or unknown, suspected or unsuspected, including, without limitation, any rights arising out of: alleged violations of any contract, express or implied, written or verbal; any covenant of good faith and fair dealing, express or implied; any tort; any legal restrictions on the right of CT to terminate, discipline, or otherwise manage employees; any federal, state or other governmental statute, regulation, or ordinance; Employee's employment or separation from employment with CT; Employee's service as an officer or director of CT; or any other matter related to his association with CT. Notwithstanding the foregoing, nothing herein shall constitute a release of CT from any charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including attorney's fees and costs actually incurred) that may arise after the Resignation Date relating to CT's obligations under this Agreement.

         These releases and waivers include, but are not limited to, charges, causes of action, complaints, claims, liabilities and damages under Title VII of the Civil Rights Act of 1954, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1966, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers' Compensation Act, any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under CT's personnel policies or any contract of employment that may exist between Employee and CT.

         In consideration of the promises made in this Agreement, CT, on behalf of itself, its affiliates, trustees, agents, servants, attorneys and employees, its predecessors, successors, assigns, and insurers, irrevocably unconditionally and fully RELEASES, ACQUITS, and FOREVER DISCHARGES Employee and each of his past and present affiliates, partners, and representatives, their predecessors, successors, assigns and insurers, from ANY and ALL charges, causes of action, complaints, claims, liabilities, damages, costs, obligations, debts and expenses (including attorney's fees and costs actually accrued), of any nature whatsoever (excluding felonious act), whether known or unknown, suspected or unsuspected, including, without limitation, any rights arising out of: alleged violations of any contract, express or implied, written or verbal; any covenant of good faith and fair dealing, express or implied; any tort; any federal, state or other governmental statute, regulation, or ordinance; Employee's employment or separation from employment with CT; Employee's service as an officer of CT; or any other matter related to his association with CT.

         It is expressly agreed and understood by Employee and CT that this Agreement is a general release.

         10.

                  (a) PROMISE NOT TO SUE. Employee represents that Employee, and to Employee's knowledge Employee's affiliates, partners, attorneys, accountants, trustees, heirs, agents, servants and representatives (or anyone claiming through any such individuals), have not heretofore filed any charges or complaints against CT, their respective parents, subsidiaries, affiliates, divisions, partners, shareholders,


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officers, directors, attorneys, accountants, trustees, agents, servants, employees or representatives, with any federal, state or local governmental agencies. Employee agrees, in consideration of the promises made by CT in this Agreement, that Employee will not file or cause to be filed, either directly or indirectly, any charges, causes of action, complaints, or claims against CT, their respective parents, subsidiaries, affiliates, divisions, partners, shareholders, officers, directors, attorneys, accountants, trustees, agents, servants, employees or representatives, based on Employee's employment or association with CT or Employee's severance therefrom (other than based on a breach of this Agreement).

         In consideration of the promises made by CT in this Agreement, Employee further promises and agrees never to voluntarily join in, assist, or commence any action, or proceeding on behalf of himself, or any other person, or entity before any court, administrative agency, or other forum against CT, pertaining in any way to or arising out of his employment or association with CT, his resignation or employment, or any other event that occurs on or before the Resignation Date, except as may be necessary to enforce: (a) this Agreement; (b) Employee's rights under state worker's compensation laws (for occupational illness or injury only) or unemployment compensation laws; or (c) Employee's rights under CT's medical or dental benefit plans.

         Further, Employee agrees to withdraw with prejudice any previously filed charges or suits arising out of his employment or association with or resignation from CT. Employee further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against CT in any way related to matters that occur during the course of Employee's employment or association with CT prior to the Resignation Date, except to the extent Employee is required to do so by court, regulatory agency or similar order.

         CT represents that it, and to CT's knowledge their respective affiliates, partners, attorneys, accountants, trustees agents, servants and representatives, have not heretofore filed any charges or complaints against Employee, his affiliates, partners, attorneys, accountants, trustees, agents, servants, employees or representatives, with any federal, state or local governmental agencies. CT agrees, in consideration of the promises made by Employee in this Agreement, that it will not file, or cause to be filed, either directly or indirectly, any charges, causes of action, complaints, or claims against Employee, his affiliates, partners, attorneys, accountants, trustees, agents, servants, employees or representatives, based on Employee's employment or association with CT or Employee's severance therefrom.

         In consideration of the promises made by Employee in this Agreement, CT further promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of itself, or any other person, or entity before any court, administrative agency, or other forum against Employee, pertaining in any way to or arising out of Employee's employment or association with CT, his resignation of employment, or any other event that occurs on or before the Resignation Date, except as may be necessary to enforce this Agreement.

         Further, CT agrees to withdraw with prejudice any previously filed charges or suits arising out of Employee's employment or association with or resignation from CT. CT further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against Employee in any way related to matters that occur during the course of Employee's employment or association with CT prior to the Resignation Date.

                  (b) WAIVER OF ADDITIONAL CLAIMS. Employee hereby agrees to waive any provisions of state or federal law which might require more detailed specifications of the claims or at least pursuant to the provisions of Sections 9 & 10(a).


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         11. NO ADMISSION. Each of Employee and CT understands and acknowledges that by entering into this Agreement, neither of Employee or CT admits to any unlawful conduct or wrongdoing in connection with Employee's employment by or association with CT or the termination thereof.

         12. REMEDIES FOR BREACH. Notwithstanding Section 19 of this Agreement, each of CT and Employee hereby acknowledges that a violation or attempted violation of any of the covenants contained in Sections 6, 7 and 8 of this Agreement will cause irreparable damage to the other parties, and accordingly each party agrees that the other parties shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by the violating party or any employees, partners or agents of the violating party; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the injured party may have.

         13. NATURE OF THE AGREEMENT. This Agreement and all its provisions are contractual, not mere recitals, and shall continue in permanent force and effect, unless revoked as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be severed and the remainder of the Agreement shall continue in full force and effect.

         14. ADVICE OF COUNSEL. CT has advised Employee to seek the advice of legal counsel prior to signing this Agreement, and Employee acknowledges that he has had the opportunity to seek counsel in connection with this Agreement and his separation from CT. The parties hereto acknowledge, warrant and represent that (a) they have relied solely on their own judgment and that of their attorneys and representatives regarding the consideration for, and the terms of this Agreement, (b) they have been given a reasonable period to consider this Agreement, (c) they have read and understand the Agreement, (d) they understand that it includes a general release of claims against each other, and (e) no statements made by the other have in any way coerced or unduly influenced the execution of this Agreement. Employee acknowledges that counsel represents CT in connection with the negotiation and preparation of this Agreement and that he has been advised by counsel to CT and CT's management to obtain independent legal counsel regarding the legal, tax and other consequences of this Agreement.

         Furthermore, Employee acknowledges that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has been given the opportunity to review this Agreement for at least twenty-one (21) days and if Employee executes this Agreement prior to the end of such twenty-one (21) day period, Employee knowingly and voluntarily waives any rights he may have with respect thereto. CT further advises Employee that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has seven (7) days after execution of this Agreement to revoke this Agreement.

         15. ATTORNEY'S FEES. Each party shall be responsible for his or its own expenses, including attorney's fees incurred in connection with the negotiation, preparation and execution of this Agreement.

         16. NOTICES. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, postage prepaid, or when faxed to a party at its address or facsimile number specified below:


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If to CT:

CT Holdings, Inc.
3811 Turtle Creek Blvd., Suite 770
Dallas, Texas 75219
Facsimile number: (214) 520-9292
Attention: Legal Department

If to Employee:

Bennett Klein

--------------------------------

--------------------------------

--------------------------------

         The parties to this Agreement may change their addresses for notice in the manner provided above.

         17. COUNTERPARTS AND PHOTOCOPIES. This Agreement may be executed in counterparts and each executed counterpart shall be as effective as a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

         18. PARAGRAPH TITLES NOT BINDING. The use of section titles in this Agreement is for ease of reference only. Such titles are not to be considered terms of this Agreement.

         19. GOVERNING LAW; ARBITRATION.

         (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         (b) The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement or to Employee's employment and/or resignation, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination under Title VII of the Civil Rights of 1964, Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Texas Commission on Human Rights Act, the Texas Payday Law and the Texas Workers' Compensation Act as well as any common law claims for wrongful termination or related claims, wrongful discharge or termination, breach of contract, tort (such as intentional infliction of emotional distress, libel, slander, wrongful invasion of privacy or person injury), workers compensation or unemployment compensation. All of the foregoing types of matters, claims, rights and obligations subject to these arbitration provisions are herein called "Subject Claims." In the event of a dispute relating to any Subject Claim, then, upon notice by any party to the other parties (an "Arbitration Notice") and to the American Arbitration Association ("AAA"), 13455 Noel Road, Suite 1750, Two Galleria Plaza, Dallas, Texas 75240, telephone (972) 702-8222, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's National Rules for the Resolution of Employment Disputes (the "Rules") as modified or supplemented hereby. The parties agree that they will faithfully observe this Agreement to arbitrate and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all parties (and their successors and permitted assignees) and judgment upon the award rendered by the arbitrator may be entered and enforced by any court having jurisdiction thereof. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other national or political subdivision thereof; then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and


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expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

         (c) Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA shall select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

         (d) Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

         (e) The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Rules in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein. The arbitration hearing will commence no later than 60 days after the arbitrator is selected. The arbitrator will render a decision no later than 30 days after the close of the hearing, in accordance with Rules.

         20. DEATH OF EMPLOYEE. In the event Employee should die before all of the payments referred to in Section 4 are paid, CT shall continue to make such payments to Employee's designated beneficiaries or if there are no such designated beneficiaries, to Employee's estate.

         21. ASSIGNMENT. The obligations and duties of the parties set forth in this Agreement may not be assigned or delegated; provided, however, that nothing in this Agreement shall preclude CT from consolidating or merging with, or transferring all or substantially all of its assets to, another corporation, person or entity ("Entity"). Upon such a consolidation, merger or transfer of assets, the term "Company" shall mean such other Entity or Entities that CT consolidates or merges into or with, or transfers all or substantially all of the assets of CT to, and in any such event, the Entity or Entities shall be bound and automatically assume, without any specific action on the part of the Entity or Entities, this Agreement and all obligations and undertakings of CT set forth in this Agreement, and this Agreement shall continue in full force and effect, including, but not limited to, the obligation of CT to make the payments set forth in Section 4. The obligations and duties of Employee hereunder shall be personal and not assignable or delegable by Employee in any manner whatsoever. Notwithstanding the foregoing, CT in its sole discretion shall have the right to assign its rights under Sections 6, 7 and 8 of this Agreement to any Entity or Entities which may purchase any part or all of CT's business (whether by asset purchase, stock sale, merger or otherwise).


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

         22. ENTIRE AGREEMENT. This Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter, and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that any other terms or conditions included in written or verbal exchanges or representations made by the parties shall not be incorporated herein or be binding unless expressly agreed upon in writing by authorized representatives of the parties subsequent to the date hereof.

         23. NONDISPARAGEMENT. Employee, his affiliates, trustees, agents, confederates, and servants shall immediately and permanently refrain from disseminating to the public or any third party any disparaging or otherwise negative statements, remarks, or comments, whether direct or indirect, literal or implied, true or untrue, regarding CT, its directors, officers, employees, servants, trustees, representatives, shareholders, attorneys, accountants, agents, confederates, subsidiaries, parents, and affiliates, their successors, assigns and insurers, or any products or services provided thereby wherever located.

         CT, its directors, officers, employees, servants, agents, confederates, trustees, representatives, subsidiaries, and affiliates shall immediately and permanently refrain from disseminating to the public or any third-party any disparaging or otherwise negative statements, remarks, or comments, whether direct or indirect, literal or implied, true or untrue, regarding Employee, his employees, servants, agents, trustees, representatives, shareholders, attorneys, accountants, confederates, and affiliates, or any products or services provided thereby wherever located.

         24. REPRESENTATIONS. Employee represents that he is unaware of any prior or impending, actual or potential, violations of municipal, county, state, federal, or foreign laws, rules, or regulations by CT or its directors, officers, employees, servants, agents, confederates, trustees, representatives, subsidiaries, and affiliates, which are or may be based, either in whole or in part, upon the actions or failures to act of Employee. Employee further represents that he is unaware of any prior or impending, actual or potential, charges, causes of action, complaints, claims, liabilities, obligations, debts and expenses to which CT or their respective directors, officers, employees, servants, agents, confederates, trustees, representatives, subsidiaries and affiliates may be subject or may have rights, and which are or may be based, either in whole or in part, upon the actions or failures to act of Employee.

         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         THE UNDERSIGNED ACKNOWLEDGE THAT WE HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT WE UNDERSTAND ALL OF ITS TERMS, AND THAT WE ARE ENTERING INTO IT VOLUNTARILY.


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

     Executed by Employee, acting in his individual capacity, and by an authorized representative of CT as of the date first stated above.

                                           CT Holdings, Inc.





                                           By: /s/ STEVEN B. SOLOMON
                                              ----------------------------------
                                                    Steven B. Solomon,
                                                    Chief Executive Officer






                                           /s/ BENNETT KLEIN
                                           -------------------------------------
                                           Bennett Klein





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